FRANKLIN CALIFORNIA TAX-FREE INCOME FUND, INC.

                                   ARTICLES SUPPLEMENTARY
                                             TO
                                 ARTICLES OF INCORPORATION


     FRANKLIN CALOIFORNIA TAX-FREE INCOME FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation heretofore had authority to issue a total of tem billion (10,000,000,000) shares of stock, with a par value of one cent ($.01) per share, and an aggregate par value of $100,000,000, classified as follows:

     CLASS DESIGNATION                              NUMBER OF SHARES

     Franklin California Tax-Free Income Fund Series

         Franklin California Tax-Free Income Fund
         Class A                                    5,000,000,000

         Franklin California Tax-Free Income Fund
         Class C                                    5,000,000,000

                                                   10,000,000,000

     SECOND:  The Board of  Directors of the  Corporation,  in  accordance  with
Section 2-195(C) of the Maryland General Corporation Law, has adopted a resolution increasing the aggregate number of authorized shares of stock of the Corporation by five billion (5,000,000,000) shares so that the Corporation has authority to issue fifteen billion (15,000,000,000) shares.

     THIRD: The Board of Directors has classified the additional five billion (5,000,000,000) shares of capital stock as five billion shares of Franklin California Tax-Free Income Fund Class B shares of the Franklin California Tax-Free Income Fund Series of the Corporation.

     FOURTH: As increased hereby, the total number of shares of capital stock that the Corporation is authorized to issue is fifteen billion (15,000,000,000) shares, with a par value of one cent ($.01) per share, and an aggregate par value of $150,000,000, classified as follows:

    CLASS DESIGNATION                               NUMBER OF SHARES

    Franklin California Tax-Free Income Fund Series

         Franklin California Tax-Free Income Fund
         Class A                                     5,000,000,000

         Franklin California Tax-Free Income Fund
         Class B                                     5,000,000,000

         Franklin California Tax-Free Income Fund
         Class C                                    15,000,000,000


     FIFTH: The Corporation is registered as an open end company under the Investment Company Act of 1940. The total number of shares that the Corporation has authority to issue has been increased in accordance with section 2-105(c) of the Corporations and Associations Article of the Annotated Code of Maryland. Thje shares of the Corporation classified pursuant to Article THIRD of these Articles Supplementary have been classified by the Board of Directors under authority contained in the Charter of the Corporation.

     SIXTH: The Franklin California Tax-Free Income Fund Class B shares of the Franklin California Tax-Free Income Fund Series of the Corporation (each referred to herein as "Class B share" or, collectively, as the "Class B shares"), shall represent interests in the same portfolio of investments as the existing classes of capital stock of the Corporation. Each Class B share of the Franklin California Tax-Free Income Fund Series (the "Series") of the Corporation shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the existing classes of shares of the Series, all as set forth in the Corporation's Charter, except for the differences therein or hereinafter set forth:

     (1) Dividends and distributions paid to holders of the Class B shares of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to the Class B shares from the dividends and distributions with respect to the other classes of capital stock of the Series and the Corporation to reflect differing allocations of the expenses of the Series and the Corporation among the classes, which may include, without limitation, reductions for payments of fees under any 12b-1 Plan adopted for, or relating to, the Class B shares of the Series in accordance with the Investment Company Act of 1940 ("the 1940 Act"), and any resultant difference among the net asset values per share as the Board of Directors may deem appropriate.

     (2) Except as otherwise provided by law, Class B shares of the Series (I) shall have exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of Class B shares of the Series, including, without limitation, the provisions of any 12b-1 Plan adopted for, or relating to the Class B shares; and (ii) shall not have voting rights with respect to the provisions of any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act applicable to any other class of the Series Corporation or with regard to any other matter submitted to a vote of stockholders which does not now or in the future affect the holders of the Class B shares of the Series.

     (3) Class B shares of the Series may be subject to an initial sales charge and to a service and/or distribution fee pursuant to the terms of the issuance of the shares, and the proceeds of the redemption of the Class B shares of the Corporation may be reduced by the amount of any contingent deferred sales charge or other charge payable on such redemption pursuant to the terms of the issuance of the shares, as set forth in the Corporation's registration statement on Form N-1A pursuant to the Securities Act of 1933 and the 1940 Act (the "Registration Statement") and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the National Association of Securities Dealers, Inc. (the 'NASD').

     (4) The allocation of investment income and losses, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among and between the classes of capital stock of the Series and the Corporation and the determination of their respective net asset values and rights upon liquidation or dissolution of the Corporation or liquidation of the Series shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the 1940 Act that modifies, is an authorized alternative to, or supersedes that rule (the "Rule").

     (5) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Rule, the 1940 Act and applicable rules and regulations of the NASD, and reflected in the Registration Statement with respect to the Series, Class B shares of the Series may be converted automatically into Class A shares of the Series based on the relative net asset values of those classes of the Series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the Registration Statement with respect to the Series.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belied, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 15TH day of DECEMBER, 1998.

                                   FRANKLIN CALIFORNIA TAX-
                                   FREE INCOME FUND, INC.

                                   By: /S/ C. B. JOHNSON
                                       Charles B. Johnson, President

WITNESSED:  /S/ BRIAN E. LORENZ
            Brian E. Lorenz, Secretary